EXHIBIT 32(a)
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
UNIVERSAL FOREST PRODUCTS, INC.
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
     I, William G. Currie, Chief Executive Officer of Universal Forest Products, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
     (1) The report on Form 10-K for the year ended December 31, 2005, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in this report on Form 10-K for the period ended December 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Date:	March 8, 2006	By:	/s/ William G. Currie

William G. Currie
		Its:	Chief Executive Officer